                                                                     EXHIBIT 8.1

                           WINSTEAD SECHREST & MINICK
                             5400 RENAISSANCE TOWER
                                1201 ELM STREET
                            DALLAS, TEXAS 75270-2199

                                                     Direct Dial: (214) 745-5342


                                 April 16, 1997


Tracor, Inc.
6500 Tracor Lane
Austin, Texas 78725

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4, File no. 333-24319 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the offer (the "Exchange Offer") by Tracor, Inc. (the "Company") for all outstanding 8 1/2% Senior Subordinated Notes Due 2007 (the "Original Notes") of the Company in exchange for the Company's 8 1/2% Senior Subordinated Exchange Notes due 2007 (the "Exchange Notes").

     We have prepared the discussion contained under the caption "Certain Federal Income Tax Considerations" in the Prospectus that is part of the Registration Statement. In our opinion such discussion sets forth the material federal income tax consequences applicable to initial purchasers of the Original Notes that exchange Original Notes for Exchange Notes.

     This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations more particularly described in the Accord, and this opinion should be read in conjunction therewith.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Prospectus that is part of the Registration Statement.

                                            Sincerely yours,

                                            WINSTEAD SECHREST & MINICK P.C.

                                            By:     /s/ THOMAS R. HELFAND
                                              ----------------------------------
                                                      Thomas R. Helfand